EXHIBIT 99.5
September 15, 2008
TO: Board of Directors of Ecology Coatings, Inc.
     Re: Resignation From Board
     Effective September 15, 2008, I hereby resign as a member of the Board of Directors of Ecology Coatings, Inc. I will remain the Chief Financial Officer of the company.

/s/ David W. Morgan
David W. Morgan

Cc: Daniel Iannotti, Secretary